Exhibit 4.03


DEAN  HELLER                CERTIFICATE OF AMENDMENT           FILED # C13905-96
Secretary of State        (PURSUANT TO NRS 78.385 AND                  ---------
                                     78.390)                   Office Use Only:
202 North Carson Street                                        MAR 2 0 2002
Carson City, Nevada 89701-4201                              [Seal of Dean Heller
(775) 684 5708                                               Secretary of State]

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          Important: Read attached instructions before completing form.
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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1.  Name of corporation:         NanoPierce  Technologies,  Inc.
                        --------------------------------------------------------

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2.  The  articles  have  been  amended  as  follows (provide article numbers, if available):

     Article  IV  Capital  Stock  -  (A)  The  aggregate  number  of
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     common  shares  which  this  Corporation  shall  have  the  authority
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     to  issue  is:  200,000,000,  $0.0001  par  value  shares,  which  shares
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     shall  be  designated  "Common  Stock".
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3.  The  vote  by  which  the  stockholders  holding  shares  in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 28,080,125 .*

4.  Officer Signature (Required):

/s/  Paul H. Metzinger                      /s/  Kristi J. Kampmann
---------------------------------           ------------------------------------

Paul H. Metzinger, CEO & President          Kristi J. Kampmann, Secretary
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                  Nevada Secretary of State Form 72.385 PROFIT AMENDMENT 1999.01
                                                            Revised on: 07/21/01



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                         CERTIFICATE OF CHANGE IN NUMBER
                                       OF
                      AUTHORIZED SHARES OF CLASS AND SERIES

Pursuant to the provisions of Section 78.207 of the Nevada General Corporation Law, Nanopierce Technologies, Inc., the Undersigned Corporation certifies that the following Resolutions were adapted and authorized by its Board of Directors on March 18, 2002:

     (a) The current number of authorized shares and the par value, if any, of each class and series, if any, of shares before the change is as follows:

                                     Authorized
                        Class     Number of Shares  Par Value
                       ---------  ----------------  ----------

                       Common          100,000,000  $   0.0001
                       Preferred         5,000,000  $   0.0001

     (b) The number of authorized shares and the par value, if any, of each class and series, if any, of shares after the change is as follows:

                                     Authorized
                        Class     Number of Shares  Par Value
                       ---------  ----------------  ----------

                       Common          200,000,000     $0.0001
                       Preferred         5,000,000     $0.0001

     (c) The number of shares of each affected class and series, if any, to be issued after the change in exchange for each issued share of the same class or series, is as follows:

                                      NONE

     (d) The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby, is as follows:

                                      NONE

     (e)     That  any required approval of the stock holders has been obtained:

               28,080,125 shares were voted in approval of the Change, representing a majority of the 55,737,398 shares issued and outstanding.

     (f)     The  Change  shall  be  effective  upon  filing  the  certificate.

The undersigned officers hereby verify that these Resolutions have been properly adopted by the Undersigned Corporation and that the statements contained herein are true.

Dated:  March 18, 2002
              --

                                         NANOPIERCE TECHNOLOGIES, INC.

                                         By:  /s/  Paul  H.  Metzinger
                                              ----------------------------------
                                                   Paul H. Metzinger, President

                                         By:  /s/  Kristi  J.  Kampmann
                                              ----------------------------------
                                                   Kristi J. Kampmann, Secretary

STATE  OF  COLORADO    }
                       }  ss.
COUNTY  OF  DENVER     }

I,  Barbara  W.  Kanslick, a Notary Public, hereby certify that on March   18th,
    ---------------------                                                ------
2002, personally appeared before me, both Paul H. Metzinger and Kristi J. Kampmann, being the President and the Secretary of Nanopierce Technologies, Inc. respectively, and who being by me first duly sworn declared that they are the persons who signed the foregoing and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date hereinbefore mentioned,

                         My Commission Expires 03/22/03
My  commission  expires:
                        ----------------------------

(S E A L)

       /s/  Barbara W. Kanslick
     -------------------------------------
                      Notary  Public


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